Exhibit 3.02



                                     BYLAWS

                                       OF

                         TRICON Global Restaurants, Inc.



                               ARTICLE 1 - OFFICES

        Section 1. Offices. The principal office of TRICON Global Restaurants, Inc. (the "Corporation") in the State of North Carolina shall be in the City of Raleigh. The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine.


                      ARTICLE 2 - MEETINGS OF SHAREHOLDERS

        Section 1. Place of Meeting. Meetings of Shareholders shall be held at such places, either within or without the State of North Carolina, as shall be designated in the notice of the meeting.

        Section 2. Annual Meeting. The annual meeting of Shareholders shall be held on such date and at such time as the Board of Directors shall determine each year in advance thereof, for the purpose of electing Directors of the Corporation and the transaction of such business as may be a proper subject for action at the meeting.

        Section 3. Special Meetings. Special meetings of Shareholders shall be held at such places and times as determined by the Board of Directors in their discretion as provided in the Articles of Incorporation.

        Section 4. Notice of Meetings. At least 10 and no more than 60 days prior to any annual or special meeting of Shareholders, the Corporation shall notify Shareholders of the date, time and place of the meeting and, in the case of a special meeting or where otherwise required by the Articles of Incorporation or by statute, shall briefly describe the purpose or purposes of the meeting. Only business within the purpose or purposes described in the notice may be conducted at a special meeting. Unless otherwise required by the Articles of Incorporation or by statute, the Corporation shall be required to give notice only to Shareholders entitled to vote at the meeting. If an annual or special Shareholders' meeting is adjourned to a different date, time or place, notice thereof need not be given if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed pursuant to Article 7, Section 5 hereof, notice of the adjourned meeting shall be given to persons who are Shareholders as of the new record date. If mailed, notice shall be deemed to be effective when deposited in the United States mail with postage thereon prepaid, correctly addressed to the Shareholder's address shown in the Corporation's current record of Shareholders.

        Section 5. Quorum, Presiding Officer. Except as otherwise prescribed by statute, the Articles of Incorporation or these Bylaws, at any meeting of the Shareholders of the Corporation, the presence in person or by proxy of the holders of record of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat shall constitute a quorum for the transaction of business. In the absence of a quorum at such meeting or any adjournment or adjournments thereof, the holders of record of a majority of such shares so present in person or by proxy and entitled to vote thereat may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Meetings of Shareholders shall be presided over by the Chairman or Vice Chairman of the Board, or, if neither is present, by another officer or Director who shall be designated to serve in such event by the Board. The Secretary of the Corporation, or an Assistant Secretary designated by the officer presiding at the meeting, shall act as Secretary of the meeting.

        Section 6. Voting. Except as otherwise prescribed by statute, the Articles of Incorporation or these Bylaws, at any meeting of the Shareholders of the Corporation, each Shareholder shall be entitled to one vote in person or by proxy for each share of voting capital stock of the Corporation registered in the name of such Shareholder on the books of the Corporation on the date fixed pursuant to these Bylaws as the record date for the determination of Shareholders entitled to vote at such meeting. No proxy shall be voted after eleven (11) months from its date unless said proxy provides for a longer period. Shares of its voting capital stock belonging to the Corporation shall not be voted either directly or indirectly. The vote for the election of Directors, other matters expressly prescribed by statute, and, upon the direction of the presiding officer of the meeting, the vote on any other question before the meeting, shall be by ballot.

        Section 7. Notice of Shareholder Proposal. For business proposed by a Shareholder (other than director nominations) to be a proper subject for action at an annual meeting of Shareholders, in addition to any requirement of law, the Shareholder must timely request (by certified mail - return receipt requested) that the proposal be included in the Corporation's proxy statement for the meeting, and such request must satisfy all of the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

        Section 8. Postponement of Shareholders Meeting. A scheduled annual or special meeting of Shareholders may be postponed by the Board of Directors by public notice given at or prior to the time of the meeting.


                         ARTICLE 3 - BOARD OF DIRECTORS

        Section 1. General Powers. Except as otherwise expressly provided in the Articles of Incorporation or by statute, the Board of Directors shall have the exclusive power and authority to direct management of the business and affairs of the Corporation and shall exercise all corporate powers, and possess all authority, necessary or appropriate to carry out the intent of this provision, and which are customarily exercised by the board of directors of a public company.

        Section 2. Number, Term and Qualification. The number, term and qualification of Directors of the Corporation shall be as provided in the Articles of Incorporation.

        Section 3. Removal. Directors may be removed from office only for the reasons, if any, specified in the Articles of Incorporation.

        Section 4. Vacancies. Vacancies occurring in the Board of Directors shall be filled only as provided in the Articles of Incorporation.

        Section 5. Compensation. Compensation for the services of Directors as such shall be determined exclusively by the Board of Directors as provided in the Articles of Incorporation.


                        ARTICLE 4 - MEETINGS OF DIRECTORS

        Section 1. Annual and Regular Meetings. All annual and regular meetings of the Board of Directors shall be held at such places and times as determined by the Board of Directors in their discretion as provided in the Articles of Incorporation.

        Section 2. Special Meetings. Special meetings of the Board of Directors shall be held at such places and times as determined by the Board of Directors in their discretion as provided in the Articles of Incorporation.

        Section 3. Notice of Meetings. Unless the Board of Directors by resolution determines otherwise in accordance with authority set forth in the Articles of Incorporation, all meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. The Secretary shall give such notice of any meetings called by the Board by such means of communication as may be specified by the Board.

        Section 4. Quorum. A majority of the Directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

        Section 5. Manner of Acting. A majority of Directors who are present at a meeting at which a quorum is present will constitute the required vote to effect any action taken by the Board of Directors.

        Section 6. Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each Director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Action taken without a meeting is effective when the last Director signs the consent, unless the consent specifies a different effective date.

        Section 7. Meeting by Communications Device. The Board of Directors may permit Directors to participate in any meeting of the Board of Directors by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.


                             ARTICLE 5 - COMMITTEES

        Section 1. Election and Powers. The Board of Directors may appoint such committees with such members who shall have such powers and authority as may be determined by the Board as provided in the Articles of Incorporation. To the extent specified by the Board of Directors or in the Articles of Incorporation, each committee shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, except that no committee shall have authority to do the following:

        (a)    Authorize distributions.

        (b) Approve or propose to Shareholders action required to be approved by Shareholders.

        (c) Fill vacancies on the Board of Directors or on any of its committees.

        (d)    Amend the Articles of Incorporation.

        (e)    Adopt, amend or repeal the Bylaws.

        (f)    Approve a plan of merger not requiring Shareholder approval.

        (g) Authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors.

        (h) Authorize or approve the issuance, sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

        Section 2. Removal; Vacancies. Unless the Board of Directors by resolution determines otherwise in accordance with authority specified in the Articles of Incorporation, any member of a committee may be removed at any time exclusively by the Board of Directors with or without cause, and vacancies in the membership of a committee as a result of death, resignation, disqualification or removal shall be filled by a majority of the whole Board of Directors. The Board may discharge any committee, either with or without cause, at any time.

        Section 3. Meetings. The provisions of Article 4 governing meetings of the Board of Directors, action without meeting, notice, waiver of notice and quorum and voting requirements shall apply to the committees of the Board and its members to the extent not otherwise prescribed by the Board in the resolution authorizing the establishment of the committee.

        Section 4. Minutes. Each committee shall keep minutes of its proceedings and shall report thereon to the Board of Directors at or before the next meeting of the Board.

                              ARTICLE 6 - OFFICERS

        Section 1. Titles. Pursuant to authority conferred in the Articles of Incorporation, the Board of Directors shall have the exclusive power and authority to elect from time to time such officers of the Corporation, including a Chairman and a President (one of whom shall be the Chief Executive officer), a Vice Chairman, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Chief Financial Officer, a General Counsel, a Controller, a Treasurer, a Secretary, one or more Assistant
Controllers, one or more Assistant Treasurers, and one or more Assistant Secretaries, and such other officers as shall be deemed necessary or desirable from time to time. The officers shall have the authority and perform the duties set forth herein or as from time to time may be prescribed by the Board of Directors. Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required.

        The officers of the Corporation may appoint one or more individuals to hold a title which includes Assistant or Deputy together with one of the officer titles indicated above. An individual holding such title by virtue of being so appointed rather than by virtue of being elected to such position by the Board of Directors shall not be an officer of the Corporation for purposes of the Articles of Incorporation or these Bylaws.

        Section 2. Election; Removal. Pursuant to authority conferred in the Articles of Incorporation, the officers of the Corporation shall be elected exclusively by the Board of Directors and shall serve at the pleasure of the Board as specified at the time of their election, until their successors are elected and qualify, or until the earlier of their resignation or removal. Pursuant to authority conferred in the Articles of Incorporation, any officer may be removed by the Board at any time with or without cause.

        Section 3. Compensation. Pursuant to authority conferred in the Articles of Incorporation, the compensation of the officers shall be fixed by the Board of Directors.

        Section 4. General Powers of Officers. Except as may be otherwise provided in these Bylaws or in the North Carolina Business Corporation Act, the Chairman, the Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the General Counsel, the Controller, the Treasurer, the Secretary, or any one of them, may (i) execute and deliver in the name of the Corporation, in the name of any division of the Corporation, or in both names, any agreement, contract, deed, instrument, power of attorney or other document pertaining to the business or affairs of the Corporation or any division of the Corporation, and (ii) delegate to any employee or agent the power to execute and deliver any such agreement, contract, deed, instrument, power of attorney or other document.

        Section 5. Chief Executive Officer. The Chief Executive Officer of the Corporation shall report directly to the Board. Except in such instances as the Board may confer powers in particular transactions upon any other officer, and subject to the control and direction of the Board, the Chief Executive Officer shall manage the business and affairs of the Corporation and shall communicate to the Board and any committee thereof reports, proposals and recommendations for their respective consideration or action. He may do and perform all acts on behalf of the Corporation.

        Section 6. Chairman. The Chairman shall preside at meetings of the Board of Directors and the Shareholders and shall have such other powers and perform such other duties as the Board may prescribe or as may be prescribed in these Bylaws.

        Section 7. Vice Chairman. The Vice Chairman shall have such powers and perform such duties as the Board or the Chairman (to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) may from time to time prescribe or as may be prescribed by these Bylaws.

        Section 8. President. The President shall have such powers and perform such duties as the Board and the Chief Executive Officer (to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) may from time to time prescribe or as may be prescribed by these Bylaws.

        Section 9. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents shall have such powers and perform such duties as the Board or the Chief Executive Officer ( to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) may from time to time prescribe or as may be prescribed by these Bylaws.

        Section 10. Chief Financial Officer. The Chief Financial Officer shall have powers and perform such duties as the Board or the Chief Executive Officer(to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) may from time to time prescribe or as may be prescribed in these Bylaws. The Chief Financial Officer shall present to the Board such balance sheets, income statements, budgets and other financial statements and reports as the Board or the Chief Executive Officer (to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) may require and shall perform such other duties as may be prescribed or assigned pursuant to these Bylaws and all other acts incident to the position of Chief Financial Officer.

        Section 11. Controller. The Controller shall be responsible for the maintenance of adequate accounting records of all assets, liabilities, capital and transactions of the Corporation. The Controller shall prepare such balance sheets, income statements, budgets and other financial statements and reports as the Board or the Chief Executive Officer or the Chief Financial officer (to the extent they are authorized by the Board of Directors to prescribe the authority and duties of other officers) may require, and shall perform such other duties as may be prescribed or assigned pursuant to these Bylaws and all other acts incident to the position of Controller.



        Section 12.  Treasurer.

        (a) The Treasurer shall have the care and custody of all funds and securities of the Corporation except as may be otherwise ordered by the Board, and shall cause such funds (i) to be invested or reinvested from time to time for the benefit of the Corporation as may be designated by the Board or by the Chairman, the Vice Chairman, the President, the Chief Financial Officer or the Treasurer (to the extent they are authorized by the Board of Directors to make such designations), or (ii) to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board or by the Chairman, the President, the Chief Financial Officer or the Treasurer (to the extent they are authorized by the Board of Directors to make such designations), and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board or by the Chairman, the President, the Chief Financial Officer or the Treasurer (to the extent they are authorized by the Board of Directors to make such designations).

        (b) The Treasurer or such other person or persons as may be designated for such purpose by the Board or by the Chairman, the President, the Chief Financial Officer or the Treasurer (to the extent they are authorized by the Board of Directors to make such designations) may endorse in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement.

        (c) The Treasurer or such other person or persons as may be designated for such purpose by the Board or by the Chairman, the President, the Chief Financial Officer or the Treasurer (to the extent they are authorized by the Board of Directors to make such designations), (i) may sign all receipts and vouchers for payments made to the Corporation; (ii) shall provide a statement of the cash account of the Corporation to the Board as often as it shall require the same; and (iii) shall enter regularly in the books to be kept for that purpose full and accurate account of all moneys received and paid on account of the Corporation and of all securities received and delivered by the Corporation.

        (d) The Treasurer shall perform such other duties as may be prescribed or assigned pursuant to these Bylaws and all other acts incident to the position of Treasurer.

        Section 13. Secretary. The Secretary shall keep the minutes of all meetings of the Shareholders, the Board and the Committees of the Board. The Secretary shall attend to the giving and serving of all notices of the Corporation, in accordance with the provisions of these Bylaws and as required by the laws of the State of North Carolina. The Secretary shall cause to be prepared and maintained (i) at the office of the Corporation a stock ledger containing the names and addresses of all Shareholders and the number of shares held by each and (ii) any list of Shareholders required by law to be prepared for any meeting of Shareholders. The Secretary shall be responsible for the custody of all stock books and of all unissued stock certificates. The Secretary shall be the custodian of the seal of the Corporation. The Secretary shall affix or cause to be affixed the seal of the Corporation, and when so affixed may attest the same and shall perform such other duties as may be prescribed or assigned pursuant to these Bylaws and all other acts incident to the position of Secretary.

        Section 14. Voting upon Securities. Unless otherwise ordered by the Board of Directors, the Chairman, the President, any Executive Vice President, any Senior Vice President or any Vice President shall have full power and authority on behalf of the Corporation to attend, act and vote at meetings of the security holders of any entity in which this Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner, the Corporation might have possessed and exercised if present. The Board of Directors may by resolution from time to time confer such power and authority upon any person or persons.

        Section 15. Continuing Determination by Board. All powers and duties of the officers shall be subject to a continuing determination by the Board of Directors.

                            ARTICLE 7 - CAPITAL STOCK

        Section 1. Certificates. Unless the Board determines otherwise, shares of the capital stock of the Corporation shall be represented by certificates. The name and address of the persons to whom shares of capital stock of the Corporation are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the Corporation. Certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with the Articles of Incorporation of the Corporation as shall be approved by the Board of Directors. Each certificate shall be signed (either manually or by facsimile) by (a) the Chairman, the President or any Vice President, and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer or (b) any two officers designated by the Board of Directors. Each certificate may be sealed with the seal of the Corporation or facsimile thereof.

        Section 2. Transfer of Shares. Transfers of shares shall be made on the stock transfer records of the Corporation, and transfers shall be made only upon surrender of the certificate for the shares sought to be transferred by the holder of record or by a duly authorized agent, transferee or legal representative. All certificates surrendered for transfer or reissue shall be cancelled before new certificates for the shares shall be issued.

        Section 3. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar.

        Section 4.  Regulations.  The Board of Directors may make such rules and
regulations  as  it  deems   expedient   concerning  the  issue,   transfer  and
registration of shares of capital stock of the Corporation.

        Section 5. Fixing Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for the determination of Shareholders. The record date shall not be more than 60 days before the meeting or action requiring a determination of Shareholders. A determination of Shareholders entitled to notice of or to vote at a Shareholders' meeting shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed for the determination of Shareholders, the record date shall be the day the notice of the meeting is mailed or the day the action requiring a determination of Shareholders is taken.

        Section 6. Lost Certificates. In case of loss, theft, mutilation or destruction of any certificate evidencing shares of the capital stock of the Corporation, another may be issued in its place upon proof of such loss, theft, mutilation or destruction and upon the giving of an indemnity or other undertaking to the Corporation in such form and in such sum as the Board may direct.


                         ARTICLE 8 - GENERAL PROVISIONS

        Section 1. Dividends and other Distributions. The Board of Directors may from time to time declare and the Corporation may pay dividends or make other distributions with respect to its outstanding shares in the manner and upon the terms and conditions provided by law.

        Section 2. Seal. The seal of the Corporation shall be any form approved from time to time by the Board of Directors.

        Section 3. Waiver of Notice. Whenever notice is required to be given to a Shareholder, Director or other person under the provisions of these Bylaws, the Articles of Incorporation or applicable statute, a waiver in writing signed by the person or persons entitled to the notice, whether before or after the date and time stated in the notice, and delivered to the Corporation, shall be equivalent to giving the notice.

        Section 4. Depositaries. The Chairman, the President, the Chief Financial Officer, and the Treasurer are each authorized to designate depositaries for the funds of the Corporation deposited in its name or that of a division of the Corporation, or both, and the signatories with respect thereto in each case, and from time to time, to change such depositaries and signatories, with the same force and effect as if each such depository and the signatories with respect thereto and changes therein had been specifically designated or authorized by the Board; and each depositary designated by the Board or by the Chairman, the President, the Chief Financial Officer, or the Treasurer shall be entitled to rely upon the certificate of the Secretary or any Assistant Secretary of the Corporation setting forth the fact of such designation and of the appointment of the officers of the Corporation or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depositary, or from time to time the fact of any change in any depositary or in the signatories with respect thereto.

        Section 5. Signatories. Unless otherwise designated by the Board or by the Chairman, the President, the Chief Financial Officer or the Treasurer, all notes, drafts, checks, acceptances and orders for the payment of money shall be
(a) signed by the Treasurer or any Assistant Treasurer and (b) countersigned by the Controller or any Assistant Controller, or either signed or countersigned by the Chairman, the Vice Chairman, the President, any Executive Vice president, any Senior Vice President or any Vice President in lieu of either the officers designated in (a) or the officers designated in (b) of this Section.

        Section 6. Proxies. Unless otherwise provided for by a resolution of the Board, the Chief Executive Officer, or any Vice President or Secretary or Assistant Secretary designated by the Board, may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast, in the name and on behalf of the Corporation, the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

        Section 7. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

        Section 8. Amendments. These Bylaws may be amended or repealed by the Board of Directors, including any Bylaw adopted, amended, or repealed by the Shareholders generally. These Bylaws may be amended or repealed by the Shareholders even though the Bylaws may also be amended or repealed by the Board of Directors.